                                                                    EXHIBIT G-11

                              TAX SHARING AGREEMENT


                  This Agreement by and between each of CenterPoint Energy, Inc. ("CenterPoint"), Utility Holding LLC, and each of its subsidiaries listed on Exhibit A (collectively the "Parties"):

                                   WITNESSETH:

                  WHEREAS, for federal income tax purposes, the Parties and others are members of a group of companies of which CenterPoint is the common parent (the "CenterPoint Group");

                  WHEREAS, CenterPoint files a consolidated federal income tax return on behalf of the CenterPoint Group and pays the federal income tax owed by the CenterPoint Group;

                  WHEREAS, the parties desire to set forth their agreement regarding how the federal income tax liability and tax benefits of the CenterPoint Group will be allocated among and shared by the members of the CenterPoint Group.

                  NOW THEREFORE, the parties agree as follows:

         1.       Definitions.

                  a. "Act" means the Public Utility Holding Company Act of 1935.

                  b. "CenterPoint Affiliated Group" means the group of corporations that are members of the affiliated group, as defined under Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), with CenterPoint as the common parent.

                  c. "CenterPoint Tax Benefit" means a benefit in Consolidated Tax that is attributable to the operations, activities or holdings of CenterPoint.

                  d. "Consolidated Tax" has the meaning of consolidated tax set forth in Reg. Section 250.45(c)(1) to Rule 45 under the Act.

                  e. "Intercompany Tax Policy" refers to the Intercompany Tax Benefit Allocation and Income Tax Accounting Policies attached hereto and made a part of Exhibit B.

                  f. "Member" means (i) any member of the CenterPoint Affiliated Group and (ii) any partnership, limited liability company or trust that would have been a member of the CenterPoint Affiliated Group if such entity were treated as a corporation under the Code unless such entity is wholly owned by an entity that is subject to tax under subchapter C of the Code that is not CenterPoint.

                  g. "Separate Return Tax" has the meaning of separate return tax set forth in Reg. Section 250.45(c)(1) to Rule 45 under the Act.

         2. General. The tax liability and tax benefits of the CenterPoint Group shall be shared in accordance with the Intercompany Tax Policy. For purposes of applying the Intercompany Tax Policy, CenterPoint is the successor to Houston Industries Incorporated, referred to as "HII" in the Intercompany Tax Policy.

         3. Rule 45 Compliance. Notwithstanding anything in this Agreement (including the Intercompany Tax Policy) to the contrary,

                  a. the Consolidated Tax of the CenterPoint Group shall be allocated among the Members in proportion to the Separate Return Tax of each Member of the CenterPoint Group, provided that the tax apportioned to any Member shall not exceed the Separate Return Tax of such Member, and

                  b. CenterPoint shall not retain, and shall not be reimbursed by any of the Members for, any CenterPoint Tax Benefit. Any CenterPoint Tax Benefit shall be allocated among the Members (other than CenterPoint) in proportion to the Separate Return Tax of each such Member.

         4. Amendments. This Agreement (including the Intercompany Tax Policy) shall be amended only with the written consent of all parties to be charged with such amendment.

         5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same agreement.

         6. Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties, their successors and assigns. Each Party to this Agreement shall ensure that any subsidiary of such Party which is also a Member shall agree to and be bound by the terms of this Agreement.

         7. Governing Law. This Agreement shall be governed by the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties have executed this Agreement.

                                       CENTERPOINT ENERGY, INCORPORATED


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       UTILITY HOLDING LLC


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       TEXAS GENCO HOLDINGS, INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------

                                       CENTERPOINT ENERGY HOUSTON
                                       ELECTRIC LLC


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------

                                       CENTERPOINT ENERGY RESOURCES
                                       CORPORATION


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------

                                       CENTERPOINT ENERGY INTERNATIONAL,
                                       INC.

                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------

                                       HOUSTON INDUSTRIES FUNDING COMPANY

                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       HL&P CAPITAL TRUST I

                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------

                                       HL&P CAPITAL TRUST II

                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------

                                       REI TRUST I

                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------

                                       REI TRUST II


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------

                                       HL&P RECEIVABLES, INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       RELIANT ENERGY INVESTMENT
                                       MANAGEMENT, INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       RELIANT ENERGY POWER SYSTEMS, INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       RELIANT ENERGY PROPERTIES, INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       RELIANT ENERGY PRODUCTS, INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------

                                       RELIANT ENERGY WATER, INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       NORAM ENERGY CORP.

                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       UTILITY RAIL SERVICES, INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       UFI SERVICES, INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       HOUSTON INDUSTRIES ENERGY (UK), INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------

                                       RELIANT ENERGY THERMAL SYSTEMS, INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       RELIANT ENERGY THERMAL SYSTEMS
                                       (DELAWARE), INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------


                                       RELIANT ENERGY.COM. INC.


                                       By
                                         ---------------------------------------

                                                ------------------------

                                                ------------------------

                                    EXHIBIT A

Texas Genco Holdings, Inc.
CenterPoint Energy Houston Electric LLC
CenterPoint Energy Resources Corporation
CenterPoint Energy International, Inc.
Houston Industries Funding Company
HL&P Capital Trust I
HL&P Capital Trust II
REI Trust I
REI Trust II
HL&P Receivables, Inc.
Reliant Energy Investment Management, Inc.
Reliant Energy Power Systems, Inc.
Reliant Energy Properties, Inc.
Reliant Energy Products, Inc.
Reliant Energy Water, Inc.
NorAm Energy Corp.
Utility Rail Services, Inc.
UFI Services, Inc.
Houston Industries Energy (UK), Inc.
Reliant Energy Thermal Systems, Inc.
Reliant Energy Thermal Systems (Delaware), Inc.
Reliant Energy.com. Inc.